Exhibit 99.1

Contact:

Investors:	Media:
Naomi Eichenbaum	Nivi Nehra
Vice President, Investor Relations	Vice President, Corporate Communications
888-969-7879	888-969-7879
IR@travere.com	mediarelations@travere.com

Travere Therapeutics Reports Second Quarter 2023 Financial Results

•Received 417 new patient start forms for FILSPARI™(sparsentan) in the second quarter 2023, reflecting continued strong demand from nephrologists and patients with IgA nephropathy (IgAN)
•Net product sales of FILSPARI totaled $3.5 million for the second quarter of 2023; $6.5 million for first four and a half months since approval
•Company reported positive topline results from Cohort 6 in the Phase 1/2 COMPOSE Study of pegtibatinase in classical homocystinuria (HCU); Phase 3 study expected to initiate by year-end
•Recently announced agreement to sell bile acid product portfolio for up to $445 million, advances strategy to deliver new treatment standards from pipeline and strengthens financial foundation; transaction expected to close in third quarter of 2023
•Total revenue for the second quarter of 2023 was $59.7 million, consisting of $57.0 million in net product sales and $2.7 million in licensing and collaboration revenue
•Cash, cash equivalents, and marketable securities, as of June 30, 2023, totaled $491.3 million

SAN DIEGO, August 3, 2023 – Travere Therapeutics, Inc. (NASDAQ: TVTX) today reported its second quarter 2023 financial results and provided a corporate update.
"We are very pleased with the initial months of the FILSPARI launch in IgAN and are encouraged by the positive feedback we are receiving from both patients and prescribers," said Eric Dube, Ph.D., president and chief executive officer of Travere Therapeutics. "We have fully deployed our sales force, activated our patient and prescriber support systems, and we continue to expand awareness of FILSPARI among healthcare professionals through engagement at major medical meetings and at the local level. With respect to measuring demand and access, our two key indicators of early launch success, we saw strong growth in patient start forms and we continued to advance broader access to FILSPARI for eligible patients through sound progress with our payer engagement efforts. Beyond the launch, we continued to execute across our pipeline. Notably, we are well positioned for upcoming engagement with the FDA to evaluate a potential regulatory path forward for sparsentan in FSGS and following the recent exciting results from the pegtibatinase program, we are working to initiate a pivotal study later this year. Furthermore, we were pleased to recently enter into the agreement to sell our bile acid product portfolio which will allow us to further focus our efforts on delivering new treatment standards, as well as strengthen our financial foundation.”
Financial Results for the Quarter Ended June 30, 2023
Net product sales for the second quarter of 2023 were $57.0 million, compared to $51.0 million for the same period in 2022. For the six months ended June 30, 2023, net product sales were $107.3 million, compared to $97.4 million for the same period in 2022. The increase is primarily attributable to sales from the ongoing launch of FILSPARI.
Research and development (R&D) expenses for the second quarter of 2023 were $69.4 million, compared to $59.7 million for the same period in 2022. For the six months ended June 30, 2023, R&D expenses were $129.3 million, compared to $116.3 million for the same period in 2022. The difference is largely attributable to the continued advancement of the Company’s pegtibatinase clinical program, including clinical trial expenses and manufacturing, as well as increased headcount. On a non-GAAP adjusted basis, R&D expenses were $62.4 million for the second quarter of 2023, compared to $54.4 million for the same period in 2022.
Selling, general, and administrative (SG&A) expenses for the second quarter of 2023 were $74.0 million, compared to $53.0 million for the same period in 2022. For the six months ended June 30, 2023, SG&A expenses were $146.3 million, compared to $99.8 million for the same period in 2022. The difference is largely attributable to the onboarding of the FILSPARI field team and supporting staff, as well as launch related activities following the accelerated approval of FILSPARI in February 2023. On a non-GAAP adjusted basis, SG&A expenses were $55.6 million for the second quarter of 2023, compared to $37.5 million for the same period in 2022.
Total other income, net, for the second quarter of 2023 was $2.0 million, compared to total other expense, net, of $1.5 million for the same period in 2022. The difference is largely attributable to an increase in interest income during the period.

Net loss for the second quarter of 2023 was $85.6 million, or $1.13 per basic share, compared to a net loss of $67.0 million, or $1.05 per basic share for the same period in 2022. For the six months ended June 30, 2023, net loss was $172.0 million, compared to $143.0 million for the same period in 2022. On a non-GAAP adjusted basis, net loss for the second quarter of 2023 was $58.2 million, or $0.77 per basic share, compared to a net loss of $41.3 million, or $0.65 per basic share for the same period in 2022.
As of June 30, 2023, the Company had cash, cash equivalents, and marketable securities of $491.3 million.
Program Updates
FILSPARI™ (sparsentan) – IgAN
•On February 17, 2023, the U.S. Food and Drug Administration (FDA) granted accelerated approval to FILSPARI to reduce proteinuria in adults with primary IgAN at risk of rapid disease progression, generally a urine protein-to-creatinine ratio (UPCR) ≥1.5 g/g. FILSPARI became commercially available the week of February 27, 2023. Commercial progress in the ongoing launch has resulted in:
•417 new patient start forms (PSFs) received in the second quarter; a total of 563 PSFs have been received in the first four and a half months since the accelerated approval of FILSPARI.
•Net product sales of $3.5 million during the second quarter, totaling $6.5 million in net product sales since the beginning of the launch.
•At the 60th ERA Congress, the Company presented nine abstracts including the interim analysis from the ongoing Phase 3 PROTECT Study evaluating FILSPARI versus an active comparator in IgAN, as well as a new analysis of the UK RaDaR Registry estimating the delay in time to kidney failure or death based on proteinuria reduction in IgAN, which was designated among the 10 best-ranked abstracts of 2023 ERA.
•The Company, together with its collaborator CSL Vifor, anticipates a review opinion by the Committee for Medicinal Products for Human Use (CHMP) on the potential approval of the Conditional Marketing Authorization (CMA) application for sparsentan for the treatment of IgAN in Europe around year-end. If approved, sparsentan would receive CMA in all member states of the European Union, as well as in Iceland, Liechtenstein, and Norway.
•In late third quarter or early fourth quarter of 2023, the Company expects to report topline results from the two-year confirmatory endpoints in the ongoing Phase 3 PROTECT Study, which are designed to support traditional approval of sparsentan in IgAN.
Sparsentan - FSGS
•The Company remains on-track to engage with regulators to explore a potential path forward for a supplemental New Drug Application (sNDA) for sparsentan for the treatment of focal segmental glomerulosclerosis (FSGS) in the U.S. Together with its collaborator CSL Vifor, the Company also plans to engage with the EMA to determine the potential for a subsequent variation to the CMA of sparsentan for the treatment of FSGS, subject to a review decision on the pending application for CMA of sparsentan in IgA nephropathy.
Pegtibatinase (TVT-058) – HCU
•In May 2023, the Company reported positive topline results from cohort 6 of the Phase 1/2 COMPOSE Study, showing that treatment with 2.5mg/kg of pegtibatinase resulted in rapid and sustained reductions in total homocysteine (tHcy), with a 67.1% mean relative reduction in tHcy from baseline. All patients achieved a mean tHcy below the clinically meaningful threshold of 100uM, as well as maintenance of mean tHcy below the threshold of 100 μM, over weeks 6 to 12. Some patients achieved tHcy below 50 μM, including one patient with a lower tHcy level at baseline achieving normalization of tHcy. Additional detailed study results from COMPOSE will be presented at the Society for the Study of Inborn Errors of Metabolism Annual Symposium (SSIEM), Jerusalem, Israel, August 29-September 1.
•Following the positive results from cohort 6, the Company is engaging with regulators on the design of a potential pivotal Phase 3 clinical trial. The pivotal study, which is anticipated to utilize tHcy reduction as the primary endpoint to support registration, is expected to initiate by the end of 2023.
Bile Acid Product Portfolio – Cholbam® and Chenodal®
•In July 2023, the Company announced that it has entered into a definitive agreement with Mirum Pharmaceuticals for the sale of its bile acid product portfolio that includes Cholbam (cholic acid) and Chenodal (chenodiol), two medications addressing rare diseases in high-need settings.
•Under the terms of the definitive agreement, Mirum will purchase Travere’s bile acid product portfolio for up to $445 million, consisting of $210 million upfront and up to $235 million in potential sales-based milestone payments. The transaction is expected to close in the third quarter of 2023, subject to regulatory clearance and customary closing conditions.
Conference Call Information
Travere Therapeutics will host a conference call and webcast today, Thursday, August 3, 2023, at 4:30 p.m. ET to discuss company updates as well as second quarter 2023 financial results. To participate in the conference call, dial +1 (888) 394-8218 (U.S.) or +1 (323) 794-2551 (International), confirmation code 2448893 shortly before 4:30 p.m. ET. The webcast can be accessed on the Investor page of Travere’s website at ir.travere.com/events-presentations. Following the live webcast, an archived version of the call will be available for 30 days on the Company’s website.
Use of Non-GAAP Financial Measures
To supplement Travere’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with

GAAP. Travere’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Travere believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.
Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.
As used in this press release, (i) the historical non-GAAP net loss measures exclude from GAAP net loss, as applicable, stock-based compensation expense, amortization and depreciation expense, revaluation of business combination related contingent consideration and income tax; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense.
About Travere Therapeutics
At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families, and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop, and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com
About FILSPARI (sparsentan)
FILSPARI (sparsentan) is a once-daily, oral medication designed to selectively target two critical pathways in the disease progression of IgAN (endothelin-1 and angiotensin II) and is the first and only non-immunosuppressive therapy approved for the treatment of this condition. FILSPARI is a prescription medicine indicated to reduce proteinuria in adults with primary IgAN at risk of rapid disease progression, generally a UPCR ≥1.5 g/g.
FILSPARI (sparsentan) U.S. Indication
FILSPARI is an endothelin and angiotensin II receptor antagonist indicated to reduce proteinuria in adults with primary immunoglobulin A nephropathy (IgAN) at risk of rapid disease progression, generally a UPCR ≥1.5 g/g.
This indication is granted under accelerated approval based on reduction in proteinuria. It has not been established whether FILSPARI slows kidney function decline in patients with IgAN. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory clinical trial.
FILSPARI (sparsentan) Important Safety Information
BOXED WARNING: HEPATOTOXICITY AND EMBRYO-FETAL TOXICITY
Because of the risks of hepatotoxicity and birth defects, FILSPARI is available only through a restricted program called the FILSPARI REMS. Under the FILSPARI REMS, prescribers, patients and pharmacies must enroll in the program.
Hepatotoxicity
Some Endothelin Receptor Antagonists (ERAs) have caused elevations of aminotransferases, hepatotoxicity, and liver failure. In clinical studies, elevations in aminotransferases (ALT or AST) of at least 3-times the Upper Limit of Normal (ULN) have been observed in up to 2.5% of FILSPARI-treated patients, including cases confirmed with rechallenge.
Measure transaminases and bilirubin before initiating treatment and monthly for the first 12 months, and then every 3 months during treatment. Interrupt treatment and closely monitor patients who develop aminotransferase elevations more than 3x Upper Limit of Normal (ULN).
FILSPARI should generally be avoided in patients with elevated aminotransferases (>3x ULN) at baseline because monitoring for hepatotoxicity may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
Embryo-Fetal Toxicity
FILSPARI can cause major birth defects if used by pregnant patients based on animal data. Therefore, pregnancy testing is required before the initiation of treatment, during treatment and one month after discontinuation of treatment with FILSPARI. Patients who can become pregnant must use effective contraception before the initiation of treatment, during treatment, and for one month after discontinuation of treatment with FILSPARI.
Contraindications: FILSPARI is contraindicated in patients who are pregnant. Do not coadminister FILSPARI with angiotensin receptor blockers (ARBs), endothelin receptor antagonists (ERAs), or aliskiren.
Warnings and Precautions
•Hepatotoxicity:

Hepatotoxicity: Elevations in ALT or AST of at least 3-fold ULN have been observed. To reduce the risk of potential serious hepatotoxicity, measure serum aminotransferase levels and total bilirubin prior to initiation of treatment, monthly for the first 12 months, then every 3 months during treatment.
Advise patients with symptoms suggesting hepatotoxicity (nausea, vomiting, right upper quadrant pain, fatigue, anorexia, jaundice, dark urine, fever, or itching) to immediately stop treatment with FILSPARI and seek medical attention. If aminotransferase levels are abnormal at any time during treatment, interrupt FILSPARI and monitor as recommended.
Consider re-initiation of FILSPARI only when hepatic enzyme levels and bilirubin return to pretreatment values and only in patients who have not experienced clinical symptoms of hepatotoxicity.
Avoid initiation of FILSPARI in patients with elevated aminotransferases (>3x ULN) prior to drug initiation.
•Embryo-Fetal Toxicity: FILSPARI can cause fetal harm. Advise patients who can become pregnant of the potential risk to a fetus. Obtain a pregnancy test and advise patients who can become pregnant to use effective contraception prior to, during, and one month after discontinuation of FILSPARI treatment.
•FILSPARI REMS: FILSPARI is available only through a restricted program under a REMS called the FILSPARI REMS.
Important requirements include:
–Prescribers must be certified with the FILSPARI REMS by enrolling and completing training.
–All patients must enroll in the FILSPARI REMS prior to initiating treatment and comply with monitoring requirements.
–Pharmacies that dispense FILSPARI must be certified with the FILSPARI REMS and must dispense only to patients who are authorized to receive FILSPARI.
Further information is available at www.filsparirems.com or 1-833-513-1325.
Please see Full Prescribing Information for FILSPARI here

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track”, “positioned”, “look forward to”, “will,” “would,” "may", "might", "believes", "anticipates", "plans", "expects", "intends," “potential” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: continued progress with the FILSPARI launch; the potential for FILSPARI to ultimately become the future foundational treatment for patients with IgAN; the timing and achievement of additional development and regulatory milestones; the advancement of the Company’s pipeline throughout the year; expectations regarding the future conduct of the ongoing PROTECT Study and timing for the topline eGFR endpoint analyses; references to the efficacy, safety and tolerability profile of sparsentan based on the preliminary data from the PROTECT Study interim analysis; the Company’s plan and timing for engaging with regulators to explore a potential path for a regulatory submission of sparsentan for FSGS; the Company’s potential initiation of a pivotal Phase 3 trial of pegtibatinase in patients with HCU by year-end 2023; and the Company’s ability to successfully close the sale of its bile acid product portfolio on the anticipated timeline or at all, to successfully transition the business to the acquiror, and to receive the potential sales-based milestone payments from the sale. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the regulatory review and approval process, including the traditional and Subpart H accelerated approval pathways in the United States and the CMA pathway in the European Union, as well as risks and uncertainties associated with the Company’s business and finances in general, success of its commercial products and risks and uncertainties associated with the Company's preclinical and clinical stage pipeline. Specifically, the Company faces risks associated with market acceptance of its commercial products including efficacy, safety, price, reimbursement and benefit over competing therapies, as well as risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI. The risks and uncertainties the Company faces with respect to its preclinical and clinical stage pipeline include risk that the Company's clinical candidates will not be found to be safe or effective and that current or anticipated future clinical trials will not proceed as planned. Specifically, the Company faces the risk that the Phase 3 PROTECT Study of sparsentan in IgAN will not demonstrate that sparsentan is safe or effective or serve as the basis for further approval of sparsentan as planned; the risk that the results from the Phase 3 DUPLEX Study of sparsentan in FSGS will not serve as a basis for a regulatory submission for approval of sparsentan for FSGS; the risk that sparsentan will not be approved further for efficacy, safety, regulatory or other reasons; and for each of the Company’s programs, risk associated with enrollment of clinical trials for rare diseases and risk that ongoing or planned clinical trials may not succeed or may be delayed or abandoned for safety, regulatory, program assessment or other reasons. There is no guarantee that the Company will be able to establish a pathway to a potential submission of sparsentan for FSGS based on the results from the DUPLEX Study, that the FDA and/or EMA will support an application for sparsentan in FSGS, or that sparsentan will be approved for FSGS. There is no guarantee that the FDA will grant traditional approval of sparsentan for IgAN. There is also no guarantee that the Company will be able to align with regulators on the design of, or ultimately proceed with, a pivotal program for pegtibatinase for HCU. The Company also faces the risk that its cash runway will not extend as far as anticipated and that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company's dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, and technological changes that may limit demand for the Company's products. With respect to the proposed sale of the Company’s bile acid product portfolio, the Company faces the risk that the sale will not close on the planned timeline or at all due to a delay or failure to obtain regulatory approval or for any other reason; the possible occurrence of any event, change or other circumstance or condition that could give rise to the termination of the purchase agreement for the proposed transaction; the incurrence of significant transaction costs whether or not the proposed transaction is consummated; the potential for litigation relating to the proposed transaction; the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and the risk that the Company will not receive some or all of the potential sales-based milestone payments under the purchase agreement. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties, including under the heading “Risk Factors”, as included in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.

TRAVERE THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$70,874	$61,688
Marketable debt securities, at fair value	420,463	388,557
Accounts receivable, net	20,397	16,646
Inventory, net	18,765	6,922
Prepaid expenses and other current assets	11,556	12,624
Total current assets	542,055	486,437

Property and equipment, net	8,570	9,049
Operating lease right of use assets	19,559	21,000
Intangible assets, net	154,456	145,038
Other assets	11,789	11,061
Total assets	$736,429	$672,585

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,915	$17,290
Accrued expenses	88,749	95,742
Deferred revenue, current portion	10,244	11,976
Business combination-related contingent consideration, current portion	6,900	7,000
Operating lease liabilities, current portion	4,663	4,433
Other current liabilities	5,240	5,722
Total current liabilities	135,711	142,163
Convertible debt	376,403	375,545
Deferred revenue, less current portion	6,788	10,931
Business combination-related contingent consideration, less current portion	67,200	64,200
Operating lease liabilities, less current portion	25,106	27,510
Other non-current liabilities	8,736	9,385
Total liabilities	619,944	629,734

Stockholders' Equity:
Preferred stock $0.0001 par value; 20,000,000 shares authorized; 0 issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock $0.0001 par value; 200,000,000 shares authorized; 74,971,807, and 64,290,570 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	7	6
Additional paid-in capital	1,306,517	1,059,975
Accumulated deficit	(1,186,184)	(1,014,223)
Accumulated other comprehensive loss	(3,855)	(2,907)
Total stockholders' equity	116,485	42,851
Total liabilities and stockholders' equity	$736,429	$672,585
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)
Net product sales:
Bile acid products	$27,501	$25,534	$53,606	$50,609
Tiopronin products	26,050	25,416	47,224	46,784
FILSPARI	3,461	—	6,465	—
Total net product sales	57,012	50,950	107,295	97,393
License and collaboration revenue	2,685	3,217	9,395	5,261
Total revenue	59,697	54,167	116,690	102,654

Operating expenses:
Cost of goods sold	1,990	2,051	7,115	4,189
Research and development	69,411	59,681	129,324	116,292
Selling, general and administrative	74,037	52,979	146,282	99,767
Change in fair value of contingent consideration	1,840	4,907	8,596	13,987
Total operating expenses	147,278	119,618	291,317	234,235

Operating loss	(87,581)	(65,451)	(174,627)	(131,581)

Other income (expenses), net:
Interest income	5,128	782	8,774	1,060
Interest expense	(2,911)	(2,972)	(5,851)	(5,487)
Other (expense) income, net	(201)	662	(114)	688
Loss on extinguishment of debt	—	—	—	(7,578)
Total other income (expense), net	2,016	(1,528)	2,809	(11,317)

Loss before income tax provision	(85,565)	(66,979)	(171,818)	(142,898)

Income tax provision	(65)	(53)	(143)	(105)

Net loss	$(85,630)	$(67,032)	$(171,961)	$(143,003)

Per share data:
Basic and diluted net loss per common share	$(1.13)	$(1.05)	$(2.38)	$(2.26)
Basic and diluted weighted average common shares outstanding	76,001,801	63,638,385	72,109,573	63,387,009
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating loss	$(87,581)	$(65,451)	$(174,627)	$(131,581)

R&D operating expense	(69,411)	(59,681)	(129,324)	(116,292)

Stock compensation	4,616	3,684	9,097	6,852
Amortization & depreciation	2,420	1,625	4,814	1,911
Subtotal non-GAAP items	7,036	5,309	13,911	8,763
Non-GAAP R&D expense	(62,375)	(54,372)	(115,413)	(107,529)

SG&A operating expense	(74,037)	(52,979)	(146,282)	(99,767)

Stock compensation	6,988	8,953	16,271	13,971
Amortization & depreciation	11,482	6,483	18,634	13,289
Subtotal non-GAAP items	18,470	15,436	34,905	27,260
Non-GAAP SG&A expense	(55,567)	(37,543)	(111,377)	(72,507)

Change in fair value of contingent consideration	1,840	4,907	8,596	13,987
Subtotal non-GAAP items	27,346	25,652	57,412	50,010
Non-GAAP operating loss	$(60,235)	$(39,799)	$(117,215)	$(81,571)

GAAP net loss	$(85,630)	$(67,032)	$(171,961)	$(143,003)
Non-GAAP operating loss adjustments	27,346	25,652	57,412	50,010
Income tax provision	65	53	143	105
Non-GAAP net loss	$(58,219)	$(41,327)	$(114,406)	$(92,888)

Per share data:
Basic and diluted net loss per common share	$(0.77)	$(0.65)	$(1.59)	$(1.47)
Basic and diluted weighted average common shares outstanding	76,001,801	63,638,385	72,109,573	63,387,009

Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.